EXHIBIT 12.2
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                   DIVIDENDS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)




                                                    THREE MONTHS ENDED
                                                        MARCH 31,            YEAR ENDED DECEMBER 31,
                                                   -----------------------  -------------------------
                                                      1998        1997         1997         1996      1995
                                                   ----------  -----------  ---------- -----------  ---------
Fixed charges, as defined:
Interest charges                                   $  12,546   $   11,641   $  50,625  $   43,884   $ 41,305
Preference dividend requirements of the Company          187          213         400         985        802
Preferred dividend requirements of subsidiaries
  adjusted to pre-tax basis                              ---          ---         ---         ---        ---
                                                   ----------  -----------  ---------- -----------  ---------

Total fixed charges                                $  12,733   $   11,854   $  51,025  $   44,869   $ 42,107
                                                   ==========  ===========  ========== ===========  =========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                $  48,008   $    4,413   $  16,896  $   20,945   $ 16,600
Fixed charges, above                                  12,733       11,854      51,025      44,869     42,107
Less interest capitalized                             (7,137)      (6,361)    (25,818)    (27,102)   (16,211)
Plus undistributed (earnings) loss of affiliates         ---          ---         ---        (118)     2,249
Less preference dividend requirements of the
Company and its subsidiaries adjusted to
   pre-tax basis                                        (187)        (213)       (400)       (985)      (802)
                                                   ----------  -----------  ---------- -----------  ---------

                                                   $  53,417   $    9,693   $  41,703  $   37,609   $ 43,943
                                                   ==========  ===========  ========== ===========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                       4.2          0.8         0.8         0.8        1.0
                                                   ==========  ===========  ========== ===========  =========

____________________


                                                    SEVEN MONTHS
                                                       ENDED       YEAR ENDED MAY 31,
                                                     DEC. 31,   -----------------------
                                                       1994        1994        1993
                                                    ----------  ----------  -----------
Fixed charges, as defined:
Interest charges                                    $  20,285   $  26,951   $   16,336
Preference dividend requirements of the Company           449         ---          ---
Preferred dividend requirements of subsidiaries
  adjusted to pre-tax basis                               ---         364        1,551
                                                    ----------  ----------  -----------

Total fixed charges                                 $  20,734   $  27,315   $   17,887
                                                    ==========  ==========  ===========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                 $ (22,834)  $ (23,104)  $ (147,445)
Fixed charges, above                                   20,734      27,315       17,887
Less interest capitalized                             (11,833)    (16,863)      (6,407)
Plus undistributed (earnings) loss of affiliates        4,102        (645)       3,012
Less preference dividend requirements of the
Company and its subsidiaries adjusted to
   pre-tax basis                                         (449)       (364)      (1,551)
                                                    ----------  ----------  -----------

                                                    $ (10,280)  $ (13,661)  $ (134,504)
                                                    ==========  ==========  ===========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                        ---         ---          ---
                                                    ==========  ==========  ===========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the three months ended March 31, 1997 by $2,161,000, for the years ended December 31, 1997 and 1996 by $9,322,000 and $7,260,000, respectively, for the seven months ended December 31, 1994 by $31,014,000 and for the years ended May 31, 1994 and 1993 by $40,976,000 and $152,391,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $46,153,000 and $1,058,000 for the years ended December 31, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 and $99,883,000 for the years ended May 31, 1994 and 1993, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $50,227,000 for the three months ended March 31, 1998, $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the years ended December 31,
1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 0.3 for the three months ended March 31, 1998, 0.7, 1.4 and 0.7 for the years ended December 31, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the three months ended March 31, 1998 by $9,543,000, for the years ended December 31, 1997 and 1995 by $15,175,000 and $10,723,000, respectively, for the seven months ended December 31, 1994 by $30,030,000 and for the years ended May 31, 1994 and 1993 by $51,415,000 and $45,183,000, respectively.